             As filed with the Securities and Exchange Commission
                              on January 10, 1997

                                              Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                DIACRIN, INC.
            (Exact name of registrant as specified in its charter)

             DELAWARE                                  22-3016912
      (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)              Identification Number)

           CHARLESTOWN NAVY YARD
           BUILDING 96, 13TH STREET
           CHARLESTOWN, MASSACHUSETTS                    02129
       (Address of Principal Executive Offices)        (Zip Code)

                            1990 STOCK OPTION PLAN
                           (Full title of the Plan)

                               THOMAS H. FRASER
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                DIACRIN, INC.
                            CHARLESTOWN NAVY YARD
                           BUILDING 96, 13TH STREET
                       CHARLESTOWN, MASSACHUSETTS 02129
                     (Name and address of agent for service)
                                (617) 242-9100
        (Telephone number, including area code, of agent for service)

                          ----------------------------

                                WITH A COPY TO

                            STEVEN D. SINGER, ESQ.
                                HALE AND DORR LLP
                               60 STATE STREET
                         BOSTON, MASSACHUSETTS  02109

================================================================================

                      CALCULATION OF REGISTRATION FEE
                                  Proposed    Proposed
      Title of                    maximum     maximum
      securities     Amount       offering    aggregate        Amount of
      to be          to be        price       offering         registration
      registered     registered   per share   price            fee
      ----------     ----------   ---------   ---------        ------------
      Common         696,935      $11.13(1)   $7,756,887(1)    $2,350.57
      Stock,         shares
      $0.01 par
      value per share
--------------------------------------------------------------------------------

      (1) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low trading prices of the Registrant's Common Stock, as reported on the Nasdaq National Market on January 3, 1997, in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
================================================================================

         PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                   The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1990 Stock Option Plan of Diacrin, Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


         PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              Item 3.  Incorporation of Certain Documents by Reference
                       -----------------------------------------------

                   The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

                   (1) The Registrant's latest annual report filed pursuant to
              Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                   (2) All other reports filed pursuant to Sections 13(a) or
              15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus referred to in (1) above.

                   (3) The description of the common stock of the Registrant,
              $0.01 par value per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 10 filed under the Exchange Act, including any amendment or report filed for the purpose of updating such information.

                   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.


              Item 4.  Description of Securities
                       -------------------------

                   Not applicable.

              Item 5.  Interests of Named Experts and Counsel
                       --------------------------------------

                   Steven D. Singer, a partner of Hale and Dorr LLP, is Secretary of the Registrant.

              Item 6.  Indemnification of Directors and Officers
                       -----------------------------------------

                   Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe such conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                   Article Eleventh of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against such director or officer by virtue of a position as a director or officer of the Registrant if such director or officer acted in good faith and in a manner reasonably believed by such director to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, such director had no reasonable cause to believe such conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of a position as a director or officer of the Registrant if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, such person shall be indemnified against all expenses (including attorney's fees) reasonably incurred in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at such person's request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification.

                   Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

                   Article Eleventh of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant shall indemnify those persons to the fullest extent permitted by such law as so amended.

                   Article Seventh of the Registrant's Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

                   The Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

              Item 7.  Exemption from Registration Claimed
                       -----------------------------------

                   Not applicable.

              Item 8.  Exhibits
                       --------

                   The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


              Item 9.  Undertakings
                       ------------

              1.   The Registrant hereby undertakes:

                   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
              Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                   (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

              Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, this 10th day of January, 1997.


                                            DIACRIN, INC.



                                            By:/s/ Thomas H. Fraser
                                               --------------------------------
                                               Thomas H. Fraser
                                               President and
                                               Chief Executive Officer




                                 POWER OF ATTORNEY

              We, the undersigned officers and directors of Diacrin, Inc., hereby severally constitute and appoint Thomas H. Fraser, Mark J. Fitzpatrick, Steven D. Singer and Jonathan Wolfman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and on our behalf and in our capacities as officers and directors to enable Diacrin, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 Signature                    Title               Date
                 ---------                    -----               ----

         /s/ Thomas H. Fraser          President, Chief      January 10, 1997
         ---------------------------     Executive Officer
         Thomas H. Fraser                and Director
                                         (Principal
                                          Executive
                                          Officer)


         /s/ Mark J. Fitzpatrick       Vice President of     January 10, 1997
         ---------------------------     Finance and
         Mark J. Fitzpatrick             Administration
                                         and Chief
                                         Financial Officer
                                         (Principal Financial
                                         and Accounting Officer)



                   *                   Director              January 10, 1997
         ---------------------------
         Zola P. Horovitz


                   *                   Director              January 10, 1997
         ---------------------------
         John W. Littlechild


                                       Director              January   , 1997
         ---------------------------
         Stelios Papadopoulos


                                       Director              January   , 1997
         ---------------------------
         Henri Termeer



         *By:  /s/ Mark J. Fitzpatrick
              ----------------------------
               Mark J. Fitzpatrick
               Attorney-in-fact

                                   Exhibit Index


    Exhibit
    Number       Description
    ------       -----------

       4.1 (1)   Amended and Restated Certificate of
                 Incorporation, as amended to date

       4.2 (2)   Amended and Restated By-laws, as
                 amended to date

       4.3 (2)   Specimen Certificate of Common Stock,
                 $0.01 par value, of the Registrant

       5         Opinion of Hale and Dorr LLP

      23.1       Consent of Hale and Dorr LLP
                 (included in Exhibit 5)

      23.2       Consent of Arthur Andersen LLP

      24.1 Power of Attorney (included on the signature page of this Registration Statement)

      24.2       Power of Attorney of Zola P. Horovitz

      24.3       Power of Attorney of John W. Littlechild


     ----------------

     (1) Incorporated herein by reference to the Registrant's Annual Report on Form 10-K (File No. 0-20139) for the year ended December 13, 1995.

     (2) Incorporated herein by reference to the Registrant's Registration Statement on Form S-2 (File No. 33-80773).